Exhibit 99.1


          FACTORY 2-U STORES, INC. FILES VOLUNTARY CHAPTER 11 PETITION
              TO IMPLEMENT FINANCIAL AND OPERATIONAL RESTRUCTURING

                       Receives Commitment for $45 Million
                     Debtor-in-Possession Financing Facility

                Company to Focus on Generating Profitable Growth

                      Company Conducting Normal Operations


SAN DIEGO, JANUARY 13, 2004 - Factory 2-U Stores, Inc. (Nasdaq: FTUS) today announced that, in order to implement a comprehensive operational and financial restructuring, it has voluntarily filed a petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code. The filing today in Wilmington, Delaware is intended to enable the Company to enhance its liquidity, reduce costs and focus on generating profitable growth.

Factory 2-U is open and conducting normal business operations. In accordance with the Bankruptcy Code, suppliers and vendors are expected to be paid in full and under normal conditions for all goods and services provided after today's filing. The Company has filed motions with the Bankruptcy Court to pay employees as usual, honor gift cards and layaway, and continue its refund policy.

Factory 2-U has received a commitment for a $45 million debtor-in-possession financing facility from The CIT Group/Business Credit, Inc. and GB Retail Funding, LLC. Subject to Court approval, the Company intends to utilize this capital, in addition to cash flow from operations, to fulfill its business obligations during the Chapter 11 process and ensure that its stores are well stocked with quality merchandise that appeals to its customers.

The Company today also announced that Norman G. Plotkin and John W. Swygert have been appointed by the Board of Directors as Chief Executive Officer and Chief Financial Officer, respectively. Each had previously been named to his position on an interim basis. In addition, Melvin C. Redman has been named Chief Operating Officer, completing the formation of Factory 2-U's Executive Committee, which has responsibility for the Company's day-to-day business affairs. The Executive Committee also includes A.J. Nepa, Executive Vice President, General Merchandise Manager. (Brief biographies of the members of the Executive Committee are included below.)

Mr. Plotkin said: "Following my recent appointment as CEO, our senior management team has taken a hard look at our operations and financial position. We believe
- and our Board of Directors concurs - that the Company has the foundation necessary for long-term success: a solid operating strategy, a portfolio of productive stores in good locations, and a strong management team committed to achieving our objectives. We believe that initiating the Chapter 11 process at this time is appropriate and necessary, to enable us to move quickly and decisively to address our current challenges and position the Company for future success."

He continued, "Factory 2-U has proven in the past that we can perform extremely well by providing our traditional customer base with branded apparel and other basic items at a great value. Our team believes strongly that, with the right merchandise mix and marketing plans, this strategy will be successful for us once again in the future."

Factory 2-U has retained Crossroads, LLC, an international consulting firm specializing in assisting underperforming companies, as its restructuring and financial advisor in connection with the Chapter 11 process.

Dennis I. Simon, Managing Principal of Crossroads, said: "Factory 2-U is a fundamentally sound business in need of operational and financial improvements that can only be achieved through the Chapter 11 process. We believe that the actions announced today will not only provide the Company with greater liquidity and financial flexibility, but also give management the time and resources they need to successfully implement their business strategy. I believe strongly that the restructuring process will be productive and that we can develop a reorganization plan that maximizes value."

In light of the Company's Chapter 11 filing, Factory 2-U expects to begin filing monthly operating reports with the Bankruptcy Court shortly. The Company intends to file these reports simultaneously with the Securities and Exchange Commission on Forms 8-K. Accordingly, the Company has discontinued its mid-month sales updates and monthly sales press releases. Investor information is available on the Company's web site at www.factory2-u.com or by calling 1-888-201-9603.

Executive Committee

Members of Factory 2-U's Executive Committee are:

Norman G. Plotkin, Chief Executive Officer
Prior to being named Chief Executive Officer of Factory 2-U, Mr. Plotkin was Executive Vice President, Store Development, Human Resources and General Counsel. For a period in 2002 he also had responsibility for store operations. Prior to joining the Company in July 1998 as Senior Vice President, Store Development and General Counsel, Mr. Plotkin was President of Normark Real Estate Services, Ltd., a commercial real estate firm based in Des Plaines, Illinois. From 1988 to 1996, Mr. Plotkin was Senior Vice President of Finance and Administration and General Counsel of Handy Andy Home Improvement Centers, Inc. Mr. Plotkin was engaged in the private practice of law from 1978 to 1988.

Melvin C. Redman, Executive Vice President and Chief Operating Officer
Mr. Redman joined Factory 2-U in January 2003 as Executive Vice President, Store Operations and Distribution. He has extensive experience in discount store operations, including leading the successful turnaround of a group of former Woolco stores in Canada that were acquired by Wal-Mart Stores. Prior to joining Factory 2-U, he was President and Managing Partner of Alliance Consulting, Inc., a management consulting firm he formed in 1995. From 1991 to 1995, Mr. Redman was Senior Vice President of Store Planning and Store Operations for Wal-Mart Stores and from December 1984 to October 1991 he was Regional Vice President of Store Operations for Wal-Mart Stores.

A.J. Nepa, Executive Vice President, General Merchandise Manager
Mr. Nepa joined Factory 2-U in November 2003. Mr. Nepa has approximately 30 years of merchandising experience with department, discount and off-price retail store chains. Most recently, Mr. Nepa was the General Merchandise Manager for Forman Mills, a privately held off-price retail chain headquartered in Pennsylvania. He previously served as Senior Vice President and General Merchandise Manager of One Price Clothing Stores from 1998 to 2000 and General Merchandise Manager for It's Fashion, a division of Cato Stores, from 1992 to 1998.

John W. Swygert, Senior Vice President, Chief Financial Officer
Mr. Swygert's current tenure with Factory 2-U began in January 1999 and he has served as Vice President, Finance & Planning; Vice President and Controller; Director of Accounting; and Manager, Special Projects. He originally joined the Company in 1995 and served as Director of Budgeting and Financial Planning until 1997. Mr. Swygert previously held various positions, including Controller, with Capin Mercantile Corporation, which was acquired by Factory 2-U in 1995. From 1997 to 1999, Mr. Swygert was Manager of Business Development and Analysis of Petco Animal Supplies, Inc.

About Factory 2-U Stores, Inc.

Factory 2-U Stores, Inc. operates 243 "Factory 2-U" off-price retail stores which sell branded casual apparel for the family, as well as selected domestics and household merchandise at prices which generally are significantly lower than the prices offered by its discount competitors. The Company operates 32 stores in Arizona, 2 stores in Arkansas, 65 stores in southern California, 63 stores in northern California, 1 store in Idaho, 8 stores in Nevada, 9 stores in New Mexico, 1 store in Oklahoma, 14 stores in Oregon, 34 stores in Texas, and 14 stores in Washington.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, and actual results could differ materially from the Company's present expectations. Among the important factors that could cause actual results to differ materially from those indicated in the forward-looking statements are: customer demand and trends in the off-price apparel industry, the effect of economic conditions, the impact of competitive openings and pricing, supply constraints or difficulties, the inherent uncertainties of proceedings under Chapter 11 of the Bankruptcy Code, and other risks detailed in the Company's Securities and Exchange Commission filings.

                                      # # #



Contacts:

MEDIA ONLY

         Michael Freitag or Mark Semer
         Kekst and Company
         (212) 521-4800

INVESTORS

         Factory 2-U Investor Information
         (888) 201-9603

         or

         James K. White
         Kehoe, White & Co., Inc.
         (562) 437-0655